Exhibit 99.1

Texas Pacific Land Trust Approves Plan to
Reorganize into a Delaware Corporation

Corporate Reorganization Is Anticipated to Enhance Governance and
Facilitate Business Objectives

DALLAS (Mar. 23, 2020) – The Trustees of Texas Pacific Land Trust (NYSE: TPL) (the “Trust”) announced today that the Trust has approved a plan to reorganize from its current structure to a corporation formed under Delaware law. The Trustees made their determination following careful consideration of the recommendation of the Conversion Exploration Committee of the Trust.

“The Trust’s present structure has suited the Trust’s needs and those of its shareholders for more than a century, but a Delaware corporate structure is more aligned with the expectations of today’s investors. A new corporate structure would better allow us to execute on business goals and capitalize on our enviable assets, resources and business potential,” said David E. Barry, a Trustee of the Trust. “With an enhanced governance framework in step with practices of publicly traded peer corporations, we expect a new corporate structure would enable value creation over time and drive value for stockholders.” John R. Norris III, Trustee of the Trust, added, “We are grateful to the members of the Committee for dedicating their time and attention to providing a thoughtful recommendation that informed this decision.”

Under the corporate reorganization plan, common stock of the new corporation would be distributed upon the consummation of the reorganization process to holders of sub-share certificates of proprietary interest of the Trust and traded on the New York Stock Exchange (NYSE). At or about such time, the sub-share certificates would be cancelled. The corporate reorganization is intended to be tax-free in the United States, and the corporation will be deemed a c-corporation for U.S. taxation purposes.

The Trust is presently aiming for the corporate reorganization to be effective by the end of the third quarter of 2020, but the Trust recognizes that unforeseen impacts of COVID-19 could extend this timeframe despite the Trust’s efforts. Barring any such unforeseen disruptions, further information regarding the corporate reorganization will be included in a registration statement on Form 10 to be filed by the corporation with the SEC as well as in other communications and disclosures anticipated to be made by the Trust and the corporation.

Advisors

Credit Suisse is acting as financial advisor and Sidley Austin LLP as legal advisor to the Trust.

About Texas Pacific Land Trust

Texas Pacific Land Trust is one of the largest landowners in the State of Texas with approximately 900,000 acres of land in West Texas. The Trust was organized under a Declaration of Trust to receive and hold title to extensive tracts of land in the State of Texas, previously the property of the Texas and Pacific Railway Company, and to issue transferable Certificates of Proprietary Interest pro rata to the holders of certain debt securities of the Texas and Pacific Railway Company. Texas Pacific Land Trust’s trustees are empowered under the Declaration of Trust to manage the lands with all the powers of an absolute owner.

Visit the Trust at www.tpltrust.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the Trust’s beliefs, as well as assumptions made by, and information currently available to, the Trust, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the proposed reorganization of the Trust into a corporation (the “proposed reorganization”) and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although the Trust believes that plans, intentions and expectations, including those regarding the proposed reorganization, reflected in or suggested by any forward-looking statements made herein are reasonable, the Trust may be unable to achieve such plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this news release due a number of factors including, but not limited to: a determination of the Trustees not to provide final approval of all actions and transactions necessary to effect the proposed reorganization; a determination that the proposed reorganization will not be tax-free to the Trust and holders of the Trust’s sub-share certificates; the SEC declining to declare effectiveness of filings necessary to effect the proposed reorganization; the NYSE declining to approve the listing of TPL common stock on the NYSE; the occurrence of any event, change or other circumstances that could give rise to the abandonment of the proposed reorganization; changes in the expected timing and likelihood of completion of the proposed reorganization; uncertainties as to the timing of the proposed reorganization; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed reorganization; unexpected costs, charges or expenses resulting from the proposed reorganization; risks related to disruption of management time from ongoing business operations due to the proposed reorganization; the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the potential impacts of COVID-19 on the global and U.S. economies as well as on the Trust’s financial condition and business operations. Except as required by law, the Trust undertakes no obligation to publicly update or revise any such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or referred to herein, see the Trust’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

Contacts

(214) 969-5530
Chris Steddum
Vice President, Finance and Investor Relations